PG ENERGY INC.

                                   B Y L A W S

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                                    ARTICLE I
                                  STOCKHOLDERS

              Section 1. Place of Holding Meetings. Meetings of stockholders shall be held within the State of Pennsylvania, and, unless otherwise determined by the Board of Directors, all meetings of the stockholders shall be held at the office of the Company.

              Section 2.  Voting.

              (a) Voting Rights of Stockholders. - Unless otherwise provided in the articles, every stockholder of the Company shall be entitled to one vote for every share standing in the name of the stockholder on the books of the Company; provided, however, that in all elections for directors such stockholders may cast the whole number of his votes for one candidate or distribute them upon two or more candidates as he may prefer.

              (b)    Voting and Other Action by Proxy.

                     (1) Every stockholder entitled to vote at a meeting of stockholders may authorize another person to act for the stockholder by proxy.

                     (2) The presence of, or vote or other action at a meeting of stockholders by a proxy of a stockholder shall constitute the presence of, or vote or action by the stockholder.

                     (3) Where two or more proxies of a stockholder are present, the Company shall, unless otherwise expressly provided in the proxy, accept, as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

              (c) Execution and Filing. - Every proxy shall be executed in writing by the stockholder or by the duly authorized attorney-in-fact of stockholder and filed with the Secretary of the Company. A telegram, telex, cablegram, datagram or similar transmission from a stockholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a stockholder or attorney-in-fact:

                     (1) may be treated as properly executed for purposes of this subsection; and


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                     (2)    shall be so treated if it sets forth a  confidential
                            and unique identification number or other mark furnished by the Company to the stockholder for the purposes of a particular meeting or transaction.

              (d) Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Company. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein.

                     A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Company.

              (e) Expenses. The Company shall pay the reasonable expenses of solicitation of votes, proxies or consents of stockholders by or on behalf of the Board of Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise.

              (f) Voting by Fiduciaries and Pledgees. Shares of the Company standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A stockholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

              (g) Voting by Joint Holders of Shares. Where shares of the Company are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

                     (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Company shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

                     (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

                     (3) However, if there has been filed with the Secretary of the Company a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

              (h) Voting by Corporations. Any corporation that is a stockholder of the Company may vote at meetings of stockholders of this Company by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the Board of Directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Company, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

              Section 3. Quorum. Any number of stockholders together holding at least a majority of the stock issued and outstanding of the class or classes entitled to vote, who shall be present in person or represented by proxy at any meeting (other than an adjourned meeting as specified in Article I, Section 8, herein) duly called, shall constitute a quorum for the transaction of business, except as may be otherwise provided by law. The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

              Section 4. Adjournment of Meetings. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than an announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time, or upon such call, as may be determined by vote.

              Section 5. Annual Election of Directors. The Board of Directors may fix and designate the date and time of the Annual Meeting of Stockholders for the election of directors and the transaction of other business. If no such date and time is fixed and designated by the Board, the meeting for any calendar year shall be held on the second Wednesday in May at an hour to be named in the notice. At each Annual Meeting, the stockholders entitled to vote shall, as provided in Section 2 of this Article, by ballot, elect a Board of Directors, and they may transact such other corporate business as shall come before the meeting. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of stockholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

              Section 6: Special Meetings. How Called. Special meetings of the stockholders for any purpose or purposes, may be called at any time by the Board, upon written request delivered to the Secretary of the Company. In addition, an "interested stockholder" (as defined in section 2553 of the Pennsylvania Business Corporation Law as it may from time to time be amended) may, upon written request delivered to the Secretary of the Company, call a special meeting for the purpose of approving a business combination under either subsection (3) or (4) of section 2555. Any request for a special meeting of stockholders shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to give notice, in a manner consistent with these Bylaws, of a special meeting of the stockholders to be held at such time as the Secretary may fix, which time may not be, if the meeting is called pursuant to a statutory right, more than sixty
(60) days after receipt of the request. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Business transacted at any special meeting shall be confined to the business stated in the notice.

              Section 7. Manner of Voting at Stockholders' Meetings. At all meetings of stockholders, all questions, except the question of an amendment to the Bylaws, and the election of directors, and all such other questions, the manner of deciding which is especially regulated by statute, shall be determined by a majority vote of the stockholders entitled to vote present in person or represented by proxy; provided, however, that any qualified voter may demand a stock vote, and in that case, such stock vote shall immediately be taken.

              Section 8. Notice of Stockholders' Meetings. Written notice of every meeting of the stockholders stating the place, the date and hour thereof and the matters to be acted on at such meeting, shall be given in a manner consistent with the applicable provisions of section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any successor act or regulation (the "Exchange Act"), by, or at the direction of, the Secretary of the Company or, in the absence of the Secretary of the Company any Assistant Secretary of the Company, at least twenty (20) days prior to the day named for a meeting, to each stockholder entitled to vote thereat on the date fixed as a record date in accordance with these Bylaws or, if no record date be fixed, then of record at the close of business on the 50th day next preceding the day of the meeting, at such address as appears on the transfer books of the Company. Any notice of any meeting of stockholders shall state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the stockholders entitled to vote who attend such a meeting, although less than a quorum pursuant to Article 1, Section 3 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned. Notice or other communications need not be sent to any stockholder with whom the Company has been unable to communicate for more than twenty-four (24) consecutive months because communications to the stockholder are returned unclaimed or the stockholder has otherwise failed to provide the Company with a current address. Whenever the stockholder provides the Company with a current address, the Company shall commence sending notices and other communications to the stockholder in the same manner as to the other stockholders.

              Section 9. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the stockholders or of a class of stockholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing, setting forth the action so taken, shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary.

              Except as otherwise provided in Article V, Section 5 of these Bylaws, the record date for determining stockholders entitled to express consent or dissent to action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be at the close of business on the day on which the first written consent or dissent is filed with the Secretary. If prior action by the Board of Directors is necessary, the record date for determining such stockholders shall be at the close of business on the day on which the Board adopts the resolution relating to such action.

                                   ARTICLE II
                                    DIRECTORS

              Section 1. First Meeting. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the Annual Meeting of Stockholders, or the time and place of such meeting may be fixed by consent in writing of all the directors.

              Section 2. Election of Officers. At such meeting the directors shall elect a President, one or more Vice Presidents, a Treasurer and a Secretary, who need not be directors. The directors may also elect such other officers as provided in Article III, Section 1. of these Bylaws. Such officers shall hold office until the next annual election of officers and until their successors are elected and qualify, unless removed by the Board of Directors as provided in Section 8 of Article III of these Bylaws.

              Section 3. Regular Meetings. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

              Section 4. Special Meetings. How called. Notice. Special meetings of the Board may be called by either the President, the Secretary, the Chairman of the Executive Committee or by the Secretary pursuant to the written request of any two directors, upon forty-eight (48) hours' notice afforded by either telephone, telegraph, facsimile or personal notice, or upon three (3) days' notice afforded by mail.

              Section 4A. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a member of the Board of Directors. He shall preside as Chairman at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as are specified in these Bylaws or as are usually performed by a Chairman of the Board of Directors, or as from time to time shall be assigned to him by the Board of Directors. In the absence of, or at the request of, the Chairman of the Board of Directors, the Board of Directors is authorized to designate a Chairman for the Annual Meeting or special meetings.

              Section 5. Number and Quorum. The number of directors shall be not less than three (3) nor more than fifteen (15). Within such limits, the number of directors may be increased or decreased by the Board of Directors from time to time without a vote of the stockholders. The directors shall be elected by the stockholders, at the Annual Meeting of stockholders, in each year, to hold office for the term of one year and until their successors are chosen. A majority of the directors in office shall constitute a quorum for the transaction of business. Directors need not be stockholders.

              Section 6. Place of Meeting. The directors may hold their meetings and have one or more offices, and keep the books of the Company, outside the State of Pennsylvania, at any office or offices of the Company, or at any other place, as they may from time to time by resolution determine.

              Section 7. Powers of Directors. The Board of Directors shall have all the necessary powers for the management of the business of the Company, and subject to the restrictions imposed by law, or by these Bylaws, may exercise all the powers of the Corporation.

              Section 8. Vacancies. Vacancies occurring in the membership of the Board of Directors, from whatever cause arising, shall be filled by a majority vote of the remaining directors, and in case of any increase in the number of directors, the additional directors authorized by such increase shall be elected by a majority vote of the directors in office, although less than a quorum.

              Section 9. Removal of Directors. Any one or more of the directors may be removed, either with or without cause, at any time, by a majority vote of the stockholders entitled to vote at any regular or special meeting. The successor or successors of any director or directors so removed shall be elected by the remaining directors.

              Section 10. Compensation of Directors. Directors and members of any committee of the Board of Directors, except full-time officers and employees of the Company, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be paid on such basis as is determined in the resolution of the Board of Directors.

              Section 11. Executive Committee and Other Committees. How Appointed. The directors may by a resolution adopted by a majority of the directors in office appoint from their number an Executive Committee of three or more members and other Committees of one or more members. The Committees may make their own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the directors. A majority shall constitute a quorum, but in every case the affirmative vote of a majority of all the members of the committee shall be necessary to the adoption of any resolution.

              Section 12. Executive Committee. Powers. During the intervals between the meetings of the directors, the Executive Committee shall have and may exercise all the powers of the directors in the management of the business and affairs of the Company, including power to authorize the seal of the Company to be affixed to all papers which may require it, in such manner as such committee shall deem best for the interests of the Company, in all cases in which specific directions shall not have been given by the directors. Neither the Executive Committee or any other committee of the Board of Directors created by these Bylaws nor the Board of Directors shall have any power or authority as to the following:
              (i) the submission to stockholders of any action requiring approval of stockholders under the Pennsylvania Business Corporation Law.
              (ii) the creation or filling of vacancies in the Board of Directors.
              (iii) the adoption, amendment or repeal of the Bylaws.
              (iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.
              (v) action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board.

              Section 13. Meeting by Telephonic Conference. Any meeting of the Board of Directors or of a committee thereof, including the Executive Committee, may be held in which any one or more or all of the directors or participants may participate as if present in person, by means of conference telephone or similar communication equipment in a manner by which all persons participating in the meeting can hear each other.

              Section 14. Substitute  Committee Members. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

              Section 15. Personal Liability of Directors. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. Further, any amendment or repeal of this Section 15 which has the effect of increasing director liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.

              Section 16. Action by Consent of Directors. Any action required or permitted to be taken at a meeting of the Board or of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the directors in office or the members of the committee, as the case may be, and filed with the Secretary of the Company.

                                   ARTICLE III
                                    OFFICERS

              Section 1. Required Officers of the Company. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. One person may hold any two offices except the office of President and Vice President. The Board of Directors may appoint such other officers as from time to time they may determine. All officers of the Company, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided by or pursuant to the Board of Directors, or as may be determined by or pursuant to these Bylaws.


              Section 2. President. The President shall be the Chief Executive Officer of the Company and shall have general management and control of the business and affairs of the Company, subject to the direction of the Board of Directors, and he shall generally do and perform all acts incident to the office of the President, or which are authorized or required by law. The President shall have power to call special meetings of the stockholders or directors for any purpose or purposes, and when authorized by the Board of Directors or these Bylaws shall make and sign contracts and agreements in the name of and on behalf of the Company.

              Section 3. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the President or the Board of Directors. In case of the absence or disability of the President, the duties of the office of the President shall be performed by the Vice Presidents in the order of priority established by the Board, and unless and until the Board of Directors shall otherwise direct.

              Section 4. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders upon whose request the meeting is called, as provided in these Bylaws. He shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

              Section 5. Assistant Secretary. The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors or the President.

              Section 6. Treasurer. The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Company; he shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the Company and shall pay out of the fund on hand all just debts of the Company, of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the Company to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Company, and he shall perform all the other duties incident to the office of the Treasurer. If the Board of Directors so determine, he shall give the Company a bond for the faithful discharge of his duties in such amount and with such security as the Board shall prescribe.

              Section 7. Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors or the President.

              Section 8. Removal of Officers and Agents. Any officer or agent of the Company may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.


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                                   ARTICLE IV
                                  CAPITAL STOCK

              Section 1. Issue of Certificates of Stock. Certificates of the shares of the capital stock of the Company shall be in such form as shall be approved by the Board of Directors. Each stockholder shall be entitled to a certificate of his stock under the seal of the Company, executed, by facsimile or otherwise, by or on behalf of the Company, by the President or a Vice President, and also by the Treasurer or an Assistant Treasurer. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Company with the same effect as if the officer had not ceased to be such at the time of issue. No stock certificate shall be valid unless countersigned and registered in such manner, if any, as the directors shall by resolution prescribe.

              Section 2. Transfer of Shares. The shares of stock of the Company shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and a duplicate thereof mailed to the Pennsylvania office of the Company.

              Section 3. Dividends. The directors may declare dividends from the surplus or net profits arising from the business of the Company as and when they deem expedient. Before declaring any dividend, there may be reserved out of the accumulated profits such sum or sums as the directors from time to time, in their discretion, think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interest of the Company.

              Section 4. Lost Certificates. If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, the Company shall issue a new certificate in place of the original certificate if the owner so requests before the Company has notice that the certificate has been acquired by a bona fide purchaser and if the owner has filed with the Company an indemnity bond and an affidavit of facts satisfactory to the Board or its designated agent, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.

              Section 5. Rules as to Issue of Certificates. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Company.

              Each and every person accepting from the Company certificates of stock therein shall furnish the Corporation a written statement of his or her residence or post office address.

              Section 6. Holder of Record to be deemed Holder in Fact. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law or by Section 7 of this Article.

              Section 7. Shares of Stock Held for Account of Another. The Board of Directors is authorized to adopt a procedure whereby a stockholder of the Corporation may certify in writing that all or part of the shares of stock registered in the name of the stockholder are held for account of a specified person or persons. The resolution of the Board of Directors that adopts this certification procedure may include the following:

              (1) The class of stockholder who may qualify.

              (2) The purpose or  purposes  for which the  certification  may be made.

              (3) The form of  certification  and the information that it should contain.

              (4) The  time  after  the   record   date   within   which  the
                  certification must be received by the Corporation, if the certification concerns a record date.

              (5) Any other provisions regarding the certification  procedure that the Board of Directors deems necessary or desirable.

              On receipt by the Corporation of a certification that complies with the procedure adopted by the Board of Directors, the person specified in the certification is deemed, for the purpose set forth in the certification, to be the holder of record of the shares of stock indicated in the certification in place of the stockholder making the certification.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

             Section 1. Fiscal Year. The fiscal year of the Company shall end on the 31st day of December of each year.

              Section 2. Checks, etc. All checks, drafts or orders for the payment of money shall be signed by such officer(s) or agent(s) as the directors may designate.

              Section 3.  Notice and Waiver of  Notice.  Except as  provided  in
Article 1 Section 8 of these Bylaws, whenever, under the provisions of the Pennsylvania Business Corporation Law or of the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), telex, TWX (with answerback received), courier service (with charges prepaid) or facsimile transmission to his or her address (or to his or her telex, TWX, or facsimile number) appearing on the books of the Company or, in the case of directors, supplied by the director to the Company for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. A notice given by telex or TWX shall be deemed to have been given when dispatched. If mailed at least twenty (20) days prior to the meeting or corporate action to be taken, notice may be sent by any class of postpaid mail (including bulk mail). Whenever any notice is required to be given by the Pennsylvania Business Corporation Law or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.

              Section 4. Inspection of Books. Every stockholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register books and records of account, and records of the proceedings of the incorporators, stockholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a stockholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand shall be directed to the Company at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

              Section 5. Record date. The Board of Directors may fix a time prior to the date of any meeting of stockholders as a record date for the determination of the stockholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of stockholders. Only stockholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Company after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of stockholders of record for any other purpose. When a determination of stockholders for a record date has been made as provided in this Section for the purpose of a meeting, such determination shall apply to any adjournments thereof unless the Board fixes a new record date for the adjourned meeting.

                                   ARTICLE VI
                              AMENDMENT AND REPEAL

              Section 1. Amendment and Repeal of Bylaws. The stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding of the class or classes entitled to vote, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, amend, alter or repeal any of these Bylaws.

              Section 2. Amendments By Directors. Except as prohibited by law, the directors, by the affirmative vote of a majority of the Board, may at any meeting amend, alter or repeal these Bylaws, in whole or in part.

                                 ARTICLE VII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Section 1. Right to Indemnification. Except as prohibited by law, every director and officer of the Company shall be entitled as of right to be indemnified by the Company against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an Action paid in advance by the Company prior to final disposition of such Action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time designates such person as entitled to the benefits of this Section. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

              Section 2. Right of Claimant to Bring Suit. If a claim for indemnification by any person eligible to be indemnified under Section 1 is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit that the conduct of the claimant was such that under Pennsylvania law the
Company would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the suit or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

              Section 3. Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Company would have the power to indemnify such persons against such liability or expense by law or under the provisions of this Article VII. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

              Section 4. Non-exclusivity; Nature and Extent of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or charter provision, vote of stockholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were designated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date




DATED:  January 20, 1999